EXHIBIT 13.7

CONSENT OF EXPERT

We hereby consent to the use of our name contained in the technical report on the Bralorne Project, BC, Canada with an effective date of October 20, 2016, and the reference as an expert contained in the Annual Report of Avino Silver & Gold Mines Ltd. on Form 20-F for the fiscal year ended December 31, 2018 and incorporated by reference to the Company’s Registration Statements on Form S-8 (SEC File No.: 333-195120), Form F-3 (SEC File No.: 333-226963) and Form F-10 (SEC File No.: 333-214396).

Dated: March 21, 2019	/s/ Jasman Yee
Jasman Yee, P. Eng.